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                                                                    EXHIBIT 3.6

                                  WestSec, Inc.
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                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS


          Section 1. The annual meeting of the stockholders of the Company beginning with the year 1997, shall be held on the first Tuesday of May in each year (or if said day be a legal holiday, then on the next succeeding day not a holiday), at 11:00 A.M., at the principal office of the Company in the City of Topeka, Kansas, or such other place in the State of Kansas as the Board of Directors may designate for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

          Section 2. Special meetings of the stockholders may be held upon call of the Board of Directors or the Chairman of the Board or the President, at such time and at such place within or without the State of Kansas as may be stated in the call and notice.

          Section 3. Notice stating the place, day and hour of every meeting of the stockholders, and in the case of a special meeting further stating the purpose for which such meeting is called, shall be mailed at least ten days before the meeting to each stockholder of record who shall be entitled to vote thereat, at the last known post office address of each such stockholder as it appears upon the books of the Company. Such further notice shall be given by mail, publication or otherwise, as may be required by law. Any meeting may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or all of the stockholders entitled to notice of the meeting sign a waiver thereof in writing.

          Section 4. The holders of record of a majority of the shares of the capital stock of the Company issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, and the vote of a majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law, by the Articles of Incorporation or by the By-laws. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

          Section 5. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the President or, in his absence, by a


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Vice President. In the event that none of such officers be present, then the meeting shall be presided over by a chairman to be chosen at the meeting. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

          Section 6. At all meetings of the stockholders every holder of record of the shares of the capital stock of the Company, entitled to vote thereat, may vote thereat either in person or by proxy.

          Section 7. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding fifty days preceding the date of - -

                     (a)  Any meeting of the stockholders;
                     (b)  Any payment of any dividends;
                     (c)  Any allotment of rights;
                     (d)  Any effective date of change or
                          conversion or exchange of capital stock;

or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding fifty days preceding the effective date of any of the above enumerated transactions, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting, or to receive payment of such dividend, or to receive allotment of rights, or to exercise rights of change, conversion or exchange of capital stock, as the case may be, or to participate in any of the above transactions, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.


                                   ARTICLE II

                                    DIRECTORS

          Section 1. Subject to the provisions of the Articles of Incorporation, the Directors shall be elected at the regular annual meeting of stockholders, but if such election of Directors is not held on the day of the annual meeting, the Directors shall cause the election to be held as soon thereafter as conveniently may be.

         A majority of the members of the Board shall constitute a quorum for the filling of vacancies of the Board of Directors and the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement of the meeting, until a quorum shall have been obtained, when any



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business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the Directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Articles of Incorporation or the By-Laws, be the acts of the Board.

          Section 2. Vacancies in the Board of Directors, caused by death, resignation or otherwise, may be filled at any meeting of the Board of Directors and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

          Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Kansas as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board may be held at any time upon call of the Chairman of the Board or the President or a Vice President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director. Members of the Board may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting. A meeting of the Board may be held without notice immediately before or after the annual meeting of the stockholders at the same place at which such meeting is held. Any meeting may be held without notice if all of the directors are present at the meeting, or if all of the directors sign a waiver thereof in writing. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the board consent thereto in writing.

          Section 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or, if he is not present, by the President or, if he is absent, by a Vice President. In the event none of such officers are present, then the meeting shall be presided over by a chairman to be chosen at the meeting. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

          Section 5. Each director of the Company who is not a salaried officer or salaried employee of the Company shall be entitled to receive such remuneration for serving as a director and as a member of any committee of the Board as may be fixed from time to time by the Board of Directors.



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                                   ARTICLE III

                                    OFFICERS

          Section 1. The Board of Directors, as soon as may be after its election held in each year, shall choose one of its number President of the Company and shall appoint one or more Vice Presidents, a Secretary and a Treasurer of the Company and from time to time may appoint such Assistant Secretaries, Assistant Treasurers, and other officers and agents of the Company as it may deem proper. The offices of Secretary and Treasurer may be held by the same person, and a Vice President of the Company may also be either the Secretary or the Treasurer.

          Section 2. The term of office of all officers shall be one year or until the respective successors are chosen or appointed, but any officer or agent may be removed, with or without cause, at any time by the affirmative vote of a majority of the members of the Board then in office.

          Section 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Treasurer, the Assistant Treasurers and any other officers or employees of the Company may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

          Section 4. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.


                                   ARTICLE IV

                              CERTIFICATES OF STOCK

          Section 1. The interest of each shareholder in the Company shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. Certificates for shares of stock of the Company shall be signed by the Chairman of the Board or the President or any Vice President and the Treasurer or any Assistant Treasurer of this corporation and sealed with its corporate seal, or when the same bear the facsimile signature of the Chairman of the Board or the President or any Vice President and of the Treasurer or any Assistant Treasurer of the corporation and its facsimile seal and shall be countersigned and registered in such manner, if any, as the Board may by resolution, prescribe.



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          Section 2. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto and such proof of the authenticity of the signatures as the Company or its agents may reasonably require.

          Section 3. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft, or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                                    ARTICLE V

                               CHECKS, NOTES, ETC.

      All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the Company's dividend, general and special accounts may bear the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of Directors shall authorize.


                                   ARTICLE VI

                                   FISCAL YEAR

      The Fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December following.


                                   ARTICLE VII

                                 CORPORATE SEAL

      The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal Kansas".



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                                  ARTICLE VIII

                                   AMENDMENTS

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any special or regular meeting of the Board of Directors or by consent if all of the Directors shall have consented to any such alterations, amendments, actions to repeal or the adoption of new or substituted Bylaws.





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